Exhibit 99.1
JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.
Dated: February 14, 2017

CPV HOLDINGS, LLC

By:  /s/ Kevin J. O’Connor
Name:  Kevin J. O’Connor
Title:  Authorized Person

CPV REPUBLIC INVESTMENT, LLC

By:  /s/ Kevin J. O’Connor
Name:  Kevin J. O’Connor
Title:  Authorized Person

STEVEN A. COHEN

By:  /s/ Kevin J. O’Connor
Name:  Kevin J. O’Connor
Title:  Authorized Person